EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (File No. 333-286935) of Golden Matrix Group, Inc. (the “Company”), of:

(a)

our report dated March 24, 2025, relating to the consolidated financial statements of Golden Matrix Group, Inc. and subsidiaries for the years ended December 31, 2024 and 2023, which appears in Golden Matrix Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission on March 24, 2025; and

(b)

Our report dated April 19, 2024, relating to the financial statements of Meridian Tech Društvo Sa Ograničenom Odgovornošću Beograd together with its consolidated subsidiaries, collectively, “Meridianbet Group”, which comprise the consolidated balance sheets of Meridianbet Group as of December 31, 2023, and 2022, and the related consolidated statements of operations and comprehensive income, owners’ equity, and cash flows for the years ended December 31, 2023, and 2022, and the related notes to the financial statements, which are included in the Company’s Current Report on Form 8‑K/A filed with the SEC on June 4, 2024.

We also consent to the reference to our firm under the heading “Experts” in such registration statement.

/s/ M&K CPAS, PLLC

The Woodlands, Texas

June 2, 2025